UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2015, Takung Art Co., Ltd ("we" or the "Company") entered into subscription agreements with an aggregate of fourteen (14) investors for the purchase and sale of an aggregate of 1,000,000 shares of common stock of the Company, par value $0.001 (the "Shares"), at a price of US$1.58 per Share for total gross proceeds of US$1,580,000 (the "Offering"). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing and sales and working capital. Details of the sales of the Shares are provided in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference.

The Company has undertaken to file a registration statement to register all the Shares issued in the Offering within 45 days after the closing date and, use its commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 150 days from the closing date, subject to an extension of 30 days in the event of a full review by the SEC and to maintain the effectiveness of the registration statement until all or a majority of the Shares have been sold or are otherwise able to be sold pursuant to Rule 144. In the event the Company fails to file within the prescribed period or the registration statement is not effective on the sooner of (i) three days after the SEC states that there will be no review or (ii) three days after the SEC states that the SEC has no further comments, or (c) upon the occurrence of other registration default, the Company is obligated to pay certain liquidated damages to the investors for every thirty days during which such filing is not made and/or effectiveness obtained.

The foregoing description of the subscription agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the form of subscription agreement entered into between the Company and the investors under the Offering which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On November 16, 2015, we completed a private placement offering of 1,000,000 Shares at a price of US$1.58 per Share for total proceeds of US$1,580,000 to an aggregate of fourteen (14) investors in connection with the Offering that had not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and that had not been reported on our previously filed periodic reports filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 903 of Regulation S of the Securities Act. No commissions were paid by the Company in connection with the Offering.

We completed this Offering of the Shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the Shares. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person.

Additionally, all the investors are “accredited investors,” as that term is defined in the Securities Act and we have also completed this Offering in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Each of the investors represented that he/she was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investors agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S and/or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S and/or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and/or Regulation D of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: November 16, 2015
/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer, Chief Financial Officer and Director